Exhibit 23.1



  HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                         (801) 532-2200
    Member of AICPA Division of Firms                  Fax (801) 532-7944
        Member of SECPS                             5 Triad Center, Suite 750
Independent Member of Baker Tilley               Salt Lake City, Utah 84180-1128
         International                                    www.hbmcpas.com


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Conscious Intention, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 27, 2003 with respect to the 2002 and 2001 financial statements of Conscious Intention, Inc., included in the Registration Statement on Form SB-2/A No. 4, filed on May 14, 2003 and relating to the registration of 853,000 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of the Registration Statement.



HANSEN, BARNETT & MAXWELL

May 14, 2003
Salt Lake City, Utah